UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2013 (April 4, 2013)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

Effective April 4, 2013 (the “Resignation Date”), Weaver Martin & Samyn, LLC (“WMS”) resigned as the principal independent registered public accountant of Spindle, Inc. (the “Company”).

The report of WMS on the Company’s financial statements as of December 31, 2011 and for the year ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit scope, or accounting principles. WMS was engaged as the Company’s independent registered public accountant on December 2, 2011 and did not issue any reports on the Company’s financial statements for any period prior to or following the year ended December 31, 2011.

During the periods WMS worked with the Company through the Resignation Date, there were no disagreements with WMS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of WMS, would have  caused it to make reference to the subject matter of the disagreements in connection with its report, nor were there any “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

We requested that WMS review the disclosures contained herein and asked WMS to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements we made in this Current Report and, if not, stating the respects in which it does not agree.  A copy of WMS’s letter dated April 11, 2013 is filed as an exhibit to this Form 8-K.

On April 10, 2013, we engaged L.L. Bradford & Company (“LL Bradford”) as our independent registered accounting firm. During our two most recent fiscal years and any subsequent interim period prior to the engagement of LL Bradford, neither we nor anyone on our behalf consulted with LL Bradford regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) or a “reportable event.”.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Exhibit Description

16                      Letter from Weaver Martin & Samyn, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: April 11, 2013	By:	/s/ William Clark
William Clark
President

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